PR Contact Adam Handelsman Lippert/Heilshorn & Associates ahandelsman@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Second Quarter Results

NEW YORK, August 16, 2010 - GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the second quarter ended June 30, 2010.

As a result of the sale of SafirRosetti on April 30 and the company’s classification of its Fraud and Special Investigations (“Fraud/SIU”) and Preparedness Services business units as ‘held for sale’, the financial statements for the second quarter of 2010 and for the six months ended June 30, 2010 present the results of these business units as discontinued operations.  Amounts for 2009 have been restated to conform with the 2010 presentation.  The company completed the sales of its Preparedness Services and Fraud/SIU business units on July 16 and July 20, respectively.

Revenue for the second quarter of 2010 was $6.5 million compared to $5.4 million for the same period in 2009. Operating income for the company’s Forensic DNA Solutions and Products unit grew by 39% to $0.7 million, compared to $0.5 million for the second quarter last year. The operating loss for the second quarter of 2010 was $2.8 million, compared to an operating loss of $2.4 million for the second quarter of last year. Included in the operating loss for the second quarter of 2010 is approximately $1.1 million of professional fees associated with the company’s review of strategic and financial alternatives and various sales transactions completed and/or negotiated during the quarter.

EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations for the second quarter of 2010 was $(2.4) million compared to $(2.1) million last year, and EBITDAS (EBITDA before stock based compensation) from continuing operations was $(2.0) million, compared to $(1.3) million last year. Loss from continuing operations for the second quarter of 2010 was $3.0 million, compared to a loss from continuing operations of $2.6 million for the second quarter of 2009.  After factoring in results from discontinued operations, net loss for the second quarter of 2010 was $8.1 million, or $0.58 per share, compared to net losses of $0.8 million, or $0.06 per share, for the second quarter of 2009.

"The recasting of our financial results to account for discontinued operations gives a clear view of the strong revenue and earnings growth posted by our Bode Technology unit,” said Dr. Harvey Schiller, Chairman and CEO of GlobalOptions Group. “During the second quarter, Bode continued to execute its growth strategy to capture opportunities in under-served market segments and develop new forensic-related products and services. Through an expanded international distribution network and our domestic sales efforts, the pipeline of opportunities to provide state-of-the-art, integrated solutions under multi-year contracts to foreign governmental agencies and forensic labs worldwide continued to grow.  Bode is now positioned for profitable long-term growth.”

Subsequent to the quarter close, the company entered into a definitive agreement to sell the stock of The Bode Technology Group to LSR Acquisition Corp, the closing of which is subject to stockholder approval. A press release announcing the definitive agreement was issued on August 12.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures. EBITDA is determined by taking the net loss from continuing operations and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net. EBITDAS from continuing operations is determined by taking EBITDA and then adding back stock based compensation expense. In addition, the Company has presented the breakout of revenue and operating profit of the Forensic DNA Solutions and Products business from continuing operations.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company's internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 4:30 p.m. Eastern on August 16, 2010 for the second quarter ended June 30, 2010. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company's quarterly performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID  # 86072440. The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions Group (NASDAQ: GLOI), with headquarters in New York City, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks.  Additional information is available at www.globaloptionsgroup.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amount)

	June 30,	December 31,
	2010	2009
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,828	$3,221
Accounts receivable, net	4,427	4,680
Inventories, net	3,453	3,354
Prepaid expenses and other current assets	319	688
Current assets of discontinued operations	17,419	15,103

Total current assets	29,446	27,046

Property and equipment, net
Continuing Operations	3,602	3,928
Discontinued Operations	3,877	3,066
Total property and equipment, net	7,479	6,994

Intangible assets, net	378	371
Goodwill	10,649	10,649
Security deposits and other assets	344	344
Other assets of discontinued operations	5,063	13,409

Total assets	$53,359	$58,813

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$4,171	$2,163
Accounts payable	1,366	1,185
Deferred revenues	467	328
Accrued compensation and related benefits	1,080	1,250
Other current liabilities	1,400	949
Current liabilities of discontinued operations	6,978	5,816

Total current liabilities	15,462	11,691

Long-term liabilities:
Deferred tax obligation	-	-
Other long-term obligations	275	647
Long-term liabilities of discontinued operations	389	652
Total long-term liabilities	664	1,299

Total liabilities	16,126	12,990

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding;	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 14,632,176 shares issued and 14,491,455 shares outstanding at June 30, 2010, and 14,472,363 shares issued and 14,348,469 shares outstanding at December 31, 2009	15	14
Additional paid-in capital	113,108	111,909
Accumulated deficit	(75,612)	(65,857)
Treasury stock; at cost, 140,721 and 123,894 shares at June 30, 2010 and December 31, 2009, respectively	(278)	(243)
Total stockholders' equity	37,233	45,823
Total liabilities and stockholders' equity	$53,359	$58,813

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009

Revenues	$6,503	$5,405	$12,529	$10,011

Cost of revenues	3,595	3,149	6,820	5,955
Gross profit	2,908	2,256	5,709	4,056

Operating expenses:

Selling and marketing	803	771	1,730	1,718

General and administrative	4,944	3,891	9,544	7,784

Total operating expenses	5,747	4,662	11,274	9,502

Loss from operations	(2,839)	(2,406)	(5,565)	(5,446)

Other income (expense):

Interest income	-	-	1	1

Interest (expense)	(120)	(195)	(195)	(381)

Other expense, net	(120)	(195)	(194)	(380)

Loss from continuing operations	(2,959)	(2,601)	(5,759)	(5,826)

(Loss) income from discontinued operations, net of tax	(5,103)	1,780	(3,996)	3,369

Net loss	$(8,062)	$(821)	$(9,755)	$(2,457)

Basic and diluted net (loss) income per share
Continuing operations	$(0.21)	$(0.20)	$(0.41)	$(0.48)
Discontinued operations, net of tax	$(0.37)	$0.14	$(0.29)	$0.28

Net loss per share	$(0.58)	$(0.06)	$(0.70)	$(0.20)

Weighted average number of common shares outstanding - basic and diulted	13,918,526	12,973,261	13,900,588	12,047,259

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

EBITDA, EBITDAS

Loss from continuing operations (GAAP)	$(2,959)	$(2,601)	$(5,759)	$(5,826)
Add back the items:
Depreciation and amortization of property and equipment	432	281	874	558
Amortization of intangible assets	13	10	25	21
Interest expense, net	120	195	194	380
EBITDA from continuing operations	$(2,394)	$(2,115)	$(4,666)	$(4,867)
Add back:
Stock-based compensation expense	409	841	1,051	1,427
EBITDAS from continuing operations	$(1,985)	$(1,274)	$(3,615)	$(3,440)

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

This schedule provides a break out of the Forensic DNA Solutions and Products business (The Bode Technology Group) from the company's continuing operations.

	For the Three Months Ended		For the Six Months Ended		For the years ended
	June 30,		June 30,		December 31,
	2010	2009	2010	2009	2009	2008	2007
As reported:							(Note 1)
Revenues from Continuing Operations	$6,503	$5,405	$12,529	$10,011	$21,339	$17,093	$16,576

Loss from Operations	$(2,839)	$(2,406)	$(5,565)	$(5,446)	$(10,065)	$(11,799)	$(13,733)

Bode:
Revenues of Bode on a pro forma basis	$6,433	$5,371	$12,388	$9,915	$21,158	$15,889	$14,245

Operating income (loss) of Bode on a pro forma basis	$698	$503	$1,497	$606	$2,265	$(1,623)	$(1,670)

Corporate:
Revenues of Corporate	$70	$34	$141	$96	$181	$1,204	$2,331

Operating loss of Corporate	$(3,537)	$(2,909)	$(7,062)	$(6,052)	$(12,330)	$(10,176)	$(12,063)

Note 1 - Includes the results of Bode from March 1, 2007, following the acquisition by GlobalOptions